                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                VERGETECH, INC. and IPVOICE COMMUNICATIONS, INC.

THIS AGREEMENT AND PLAN OF MERGER is effective January 25, 2002 and is by and between the following parties:

            1. Vergetech, Inc., a Texas corporation ("Vergetech").

            2. IPVoice Communications, Inc., a Nevada corporation ("IPVC").

                                    Recitals

1. The Boards of Directors of Vergetech and IPVC believe it is in the best interests of their respective companies and shareholders that Vergetech and IPVC combine into a single company through the statutory merger of Vergetech with and into IPVC, with IPVC as the surviving corporation ("Merger") and, in furtherance thereof, have recommended and approved the Merger.

2. Pursuant to the Merger, the outstanding shares of common stock of Vergetech shall be exchanged for the Merger Consideration (defined below) consisting of common shares of IPVC.

3. The parties to the Agreement intend that the Merger qualify as reorganization within Internal Revenue Code Section 368(a) ("Code").

                                   Agreements

In consideration of the recitals and agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                              ARTICLE 1. THE MERGER

1.1   THE MERGER.

Subject to the terms and conditions of this Agreement, on the Merger Date
(defined below), Vergetech shall be merged with and into IPVC and IPVC shall be the surviving corporation in such Merger and the separate existence of Vergetech shall thereupon cease. The Merger shall have the effects set forth in Nevada law. Without limiting the generality of the foregoing, on the Merger Date all of the property, rights, privileges, powers and franchises of IPVC and Vergetech shall vest in IPVC.

1.2 MERGER DATE.

The Merger shall be effective on the date specified in the Articles of Merger that are to be filed with State authorities as soon as practicable after the
Closing or at such other time as the parties may agree ("Merger Date").

1.3 SURVIVING CORPORATION.

The Articles of Incorporation and Bylaws of IPVC shall be the Articles of
Incorporation and Bylaws of the surviving corporation. The directors and officers of IPVC on the Merger Date shall be the directors and officers of the
Surviving Corporation, subject to such resignations and appointments as are set forth in the attached form of Consent that shall be effective upon the merger.

1.4 CLOSING.

The closing of the transactions contemplated by this Agreement ("Closing") shall take place on or before February 28, 2002 at the offices of Growth Capital
Resources, LLC, 80 Abbeyville Road, Lancaster, PA 17603 ("Closing Date").

                         ARTICLE 2. CONVERSION OF SHARES

2.1 EFFECT ON COMMON STOCK.

By virtue of the Merger and without further action by Vergetech or IPVC, on the
Merger Date each share of Vergetech's common stock issued and outstanding immediately prior to the Merger Date will be canceled and extinguished and be converted automatically into the right to receive a portion of the Merger
Consideration (defined below).

2.2 CONVERSION OF SHARES.

On the Merger Date, by virtue of the Merger and without any action on the part of the holders thereof, each common share of Vergetech that is issued and outstanding immediately prior to the Merger Date shall be converted into The right to receive such number of common shares of IPVC as set forth in Schedule
2.2 to be provided at the Closing, such that Vergetech shareholders in the aggregate shall receive a number of common shares that equals 50% of the issued and outstanding common shares immediately following the Merger of IPVC.

2.3 MERGER CONSIDERATION.

On or after the Merger Date, upon receipt by IPVC of all certificates evidencing their shares of Vergetech, together with duly executed stock powers executed in blank, each Vergetech shareholder shall receive a certificate evidencing the number of common shares, rounded down to the nearest whole number, of IPVC to which each Shareholder is entitled pursuant to Section 2.3.

Vergetech shareholders shall also receive rights to acquire additional IPVC common shares no sooner than and otherwise on the same terms and conditions as rights to acquire IPVC shares held by others on the date of the Merger. The intent of these rights is to provide Vergetech shareholders the opportunity to maintain in the aggregate 50% of the issued and outstanding shares with respect to shares and rights issued and outstanding at the time of the Merger.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF VERGETECH

Vergetech represents and warrants the following to IPVC as of the effective date hereof and as of the Closing Date unless otherwise stated in the Vergetech
Disclosure Schedule:

3.1 REQUISITE CONSENTS; NONVIOLATION.

The execution and delivery of this Agreement by Vergetech and the consummation of the transactions contemplated by this Agreement will not:

(a)      Unless otherwise stated in this Agreement, require the consent, approval or authorization of any governmental person or entity (except such approvals or filings as may be required to comply with applicable state securities laws).

(b)      Violate or conflict with the provisions of the Articles of
         Incorporation or Bylaws of Vergetech.

(c)      Constitute a default under, violate or conflict with any material contract, note, lease or mortgage to which Vergetech is a party or by which Vergetech is bound or to which Vergetech or any of its properties is subject.

3.2 DUE ORGANIZATION OF VERGETECH; AUTHORIZATIONS.

Vergetech:

(a)      Has been duly organized and is validly  existing and in good standing as a corporation  under the laws of the State of Texas.

(b)      Is duly qualified to do business in and is in good standing under the laws of every jurisdiction  where it is required to be so qualified, except where the failure to be so qualified  will not  materially adversely affect its business, financial condition or results of operations.

(c)      Has all requisite corporate power and authority to own or lease and to operate its properties and carry on its business.

3.3 CAPITALIZATION.

The authorized capital stock of Vergetech consists of 20,000,000 shares of common stock, of which 10,550,000 are issued and outstanding. All issued and outstanding shares of common stock have been duly authorized and validly issued and are fully paid and nonassessable. Other than the common stock, Vergetech does not have outstanding securities or interests. Unless otherwise stated in the Vergetech Disclosure Schedule, Vergetech has no outstanding obligations, understandings or commitments regarding the issuance of any additional shares of its stock, voting or equity securities or interests or other securities, or any options, rights, warrants or securities exercisable for or convertible into such shares, securities or interests. There are no preemptive rights in respect of the common shares of Vergetech.

3.4 AUTHORITY; BINDING NATURE OF AGREEMENTS.

Vergetech has the power and authority to enter into and to perform its obligations under this Agreement and the execution, delivery and performance by
Vergetech of this Agreement has been duly authorized by all necessary action on the part of Vergetech and its shareholders, board of directors and officers.
This Agreement constitutes a legal, valid and binding obligation of Vergetech enforceable against Vergetech in accordance with its terms.

3.5 SUBSIDIARIES ETC.

Vergetech does not own or control any equity interest in any corporation, partnership, joint venture or other legal entity except the following:
Innoprise, Inc. which Vergetech has a forty-nine percent interest. Innoprise,
Inc. is a private corporation and currently has no business activity.

3.6 FINANCIAL STATEMENTS.

Vergetech has delivered to IPVC the unaudited balance sheets of Vergetech as of
September 30, 2001 and the related unaudited statements of operations, changes in shareholders' equity and cash flows of Vergetech for the fiscal years ended
December 31, 1999 and December 31, 2000 together with the notes thereto collectively, "Financial Statements").

All Financial Statements are accurate and complete in all material respects and the dollar amount of each line item included in the Financial Statements is accurate in all material respects. The Financial Statements are in accordance with Vergetech's books and records and present fairly Vergetech's financial position as of the respective dates thereof and Vergetech's results of operations, changes in shareholders' equity and cash flows for the periods covered thereby.

Unless otherwise stated in the Vergetech Disclosure Schedule, Vergetech has no
liabilities except those reflected or reserved against in the Financial
Statements and current liabilities incurred by Vergetech in the ordinary course of business since the date thereof.

3.7 NO MATERIAL CHANGES.

Unless otherwise stated in the Vergetech Disclosure Schedule, since September
30, 2001 there has been no:

(a)      Damage, destruction or loss (whether or not covered by insurance)
         materially and adversely affecting the business, financial condition or results of operations;

(b)      Labor dispute materially and adversely affecting the business, financial condition or results of operations;

(c)      Disposition of any capital asset having a net book value in excess of
         $15,000;

(d)      Discharge or satisfaction of any obligation or liability other than in the ordinary course of business; or

(e)      Material adverse change in the business, financial condition or results of operations.

3.8 UNDISCLOSED LIABILITIES.

Vergetech has no material liabilities or obligations (whether absolute, contingent or otherwise) except:

(a)      Those reflected, reserved against or otherwise disclosed in the
         Financial Statements and not heretofore paid or discharged,

(b)      Those disclosed in the Disclosure Schedule, or

(c)      Those incurred in, or as a result of, the ordinary course of business since the date of the  Financial Statements.

3.9 GOVERNMENTAL AUTHORIZATIONS; COMPLIANCE WITH LAWS.

Vergetech has all material governmental licenses, permits, approvals and other governmental authorizations necessary to permit the operation of the business of
Vergetech as presently conducted. Vergetech is in compliance with all applicable laws, regulations, orders, judgments and decrees, except where the failure to be in such compliance would not have a material adverse effect on the business, financial condition or results of operations of Vergetech.

3.10 LITIGATION.

Unless otherwise stated in the Vergetech Disclosure Schedule, there is no pending or threatened action, suit, arbitration proceeding or investigation in any court or before any governmental commission or agency against Vergetech that would have a material adverse effect upon its business, financial condition or results of operations. There is no order, judgment or decree of any court or governmental authority or agency that specifically applies to Vergetech that would have a material adverse effect on its business, financial condition, or results of operations.

3.11 EMPLOYEE BENEFIT PLANS.

As used herein, the term "Employee Benefit Plan" means an "employee pension benefit plan" as defined in Section
3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and an "employee welfare benefit plan" as defined in Section 3(l) of ERISA. The term "Qualified Plan" means a pension, profit sharing or stock bonus plan described in Section 401 of the Code. Vergetech, which for purposes hereof shall include any of its subsidiaries or any organization which, together with Vergetech and/or any such subsidiary, would be treated as a "single employer" within the meaning of Section 413(b) or (c) of the Code, maintains or contributes to (or has any obligation to contribute to) no Employee Benefit Plan other than those listed in the Vergetech Disclosure
Schedule (the "Listed Plans").

         (a)  Each Listed Plan is, and at all times while maintained by
         Vergetech has been, operated  in compliance, in all material respects, with all applicable law, including  provisions of ERISA (including the regulations thereunder) that are applicable to Listed Plan;

         (b) Each Listed Plan that is a Qualified  Plan  complies in form and is and at all times while  maintained by Vergetech  has been operated in compliance  in all material  respects with the  provisions of the Code
         (including regulations thereunder) that are applicable to such Listed
         Plan;

         (c) No Listed Plan that is subject to the minimum funding standards of
         Section  412 of the Code or Section  302 of ERISA has an  "accumulated funding deficiency" as described in such sections or has obtained a waiver of any minimum funding standard or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA;

         (d) Vergetech has received no communication from the United States
         Department of Labor stating that any Listed  Plan is in  violation  of
         ERISA or regulations thereunder and neither Vergetech  nor any other
         "disqualified person" or "party in interest" (as defined in Section
         4975(e)(2)  of the Code and Section 3(13) of ERISA  respectively)  has engaged in any transactions  in  connection  with any Listed Plan that could  reasonably be expected to result in the  imposition of a penalty pursuant to Section 502 of ERISA, damages pursuant to Section 409 of
         ERISA or a tax pursuant to Section 4975 of the Code;

         (e) Each Listed Plan that is a Qualified Plan has received a  favorable determination letter from the Internal Revenue Service and Vergetech has received no communication from the Internal  Revenue Service indicating that any Listed Plan that is intended to be a Qualified Plan is no longer a Qualified Plan;

         (f) There is no litigation, claim or action pending or asserted by or against any Listed Plan or threatened  with  respect to any Listed Plan
         (other than routine  claims for  benefits  payable in the
         ordinary course, and appeals of denied claims);

         (g) No Listed Plan is covered by Title IV of ERISA; and

         (h) No Listed Plan provides for  post-employment or retiree welfare benefits,  except (i) benefit coverage mandated by applicable law, including (without limitation) coverage provided pursuant to Section
         4980B of the Code or (ii) benefits  (including  life  insurance policies),  the full cost of which are borne by current or former employees of Vergetech (or the employees' beneficiaries).

3.12 PATENT, TRADEMARK AND RELATED MATTERS.

All material patents, registered trademarks, service marks and trade names owned by Vergetech and all material license agreements in which Vergetech is the licensee at the effective date of this Agreement are listed in the Vergetech
Disclosure Schedule. Unless otherwise stated in the Vergetech Disclosure
Schedule, such patents, trademarks, service marks, trade names and licenses
(collectively, "Intellectual Property") are valid and in full force and are adequate to permit Vergetech to conduct its business as presently conducted except to the extent that such failure to be valid and in full force would not have a material adverse effect on the business, financial condition or results of operations of Vergetech. Vergetech has received no written notice of any event, inquiry or investigation threatening the validity of the Intellectual
Property.

3.13 REAL AND PERSONAL PROPERTY.

The Vergetech Disclosure Schedule contains a list of all real and personal property owned or leased by Vergetech as of the effective date hereof having, in the case of leased property, an annual lease obligation in excess of $10,000 or in the case of owned property a book value in excess of $15,000. All such property is owned in fee or held under valid leases. There is not under any of such leases any existing material default on the part of Vergetech nor any facts that would with the passage of time constitute such a material default.

3.13 INSURANCE.

The Vergetech Disclosure Schedule lists all material insurance policies in force with respect to Vergetech, its employees and its directors.

3.15 TAXES.

(a) Definitions for purposes of this Agreement:

       (1) "Tax" or "Taxes"  means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing that Vergetech is required to pay, withhold or collect.

       (2) "Tax Returns" means all reports,  estimates,  declarations of estimated tax, information statements and returns relating to or required to be filed in connection with any Taxes including information returns or reports with respect to backup withholding and other payments to third parties.

(b) Tax Returns Filed and Taxes Paid. Vergetech has filed all Tax Returns required to be filed on a timely basis and such Tax Returns are true, complete and correct. Vergetech has set aside adequate reserves for the payment of all
Taxes due for fiscal 2001. All Taxes shown to be payable on the Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Vergetech with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Tax Returns). Vergetech has withheld and paid over all Taxes required to have been withheld and paid over and has complied with all information reporting and backup withholding requirements including maintenance of required records with respect thereto in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no liens on any of the assets of Vergetech with respect to Taxes other than liens for Taxes not yet due and payable or for Taxes that Vergetech is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

(c) Tax Returns Furnished. Beginning with the year in which Vergetech was formed, Vergetech has made available to IPVC true and complete copies of (i)
relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by Vergetech or on behalf of Vergetech relating to Taxes, and (ii) all separate federal and state income or franchise tax returns for Vergetech.

(d) Tax Reserves. The amount of Vergetech's liability for unpaid Taxes for all periods covered by the Financial Statements does not in the aggregate exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected in the Financial Statements and the amount of Vergetech's liability for unpaid Taxes for all periods ending on or before the Closing Date shall not in the aggregate exceed such accruals.

(e) Tax Deficiencies; Audits; Statutes of Limitations. Unless otherwise stated
in the Vergetech Disclosure Schedule, no deficiencies have been asserted with respect to Taxes of Vergetech. Vergetech is neither a party to any action or proceeding for assessment or collection of Taxes nor has such event been asserted or threatened against Vergetech or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or
Tax Returns of Vergetech. Unless otherwise stated in the Vergetech Disclosure
Schedule, the Tax Returns of Vergetech have never been audited by a government or taxing authority nor is any such audit in process, pending or threatened.
Vergetech has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

(f) No Consolidated Group. Except as disclosed in the Vergetech Disclosure
Schedule, Vergetech has not been included in any "consolidated," "unitary" or
"combined group" Tax Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

(g) No Tax Sharing. There are no tax sharing, allocation, indemnification or similar agreements or arrangements in effect between Vergetech or any predecessor or affiliate thereof and any other party under which IPVC or
Vergetech could be liable for any Taxes of any party.

(h) Tax Elections and Special Tax Status. Vergetech is not nor has it been a
United States real property holding corporation within the meaning of Section
897(c)(2) of the Code during the applicable period specified in Section
897(c)(1)(A)(ii) of the Code and IPVC is not required to withhold tax on the acquisition of Vergetech's common stock pursuant to Section 1345 of the Code.
Vergetech is not a "consenting corporation" under Section 341(f) of the Code.
Vergetech has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to the group pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Vergetech has not participated in an international boycott as defined in Code Section 999.
Vergetech has not agreed nor is it required to make any adjustment under Section
481(a) of the Code by reason of a change in accounting method or otherwise.
Vergetech has no permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country, and Vergetech is not a party to any joint venture, partnership, or other agreement, contract, or arrangement that could be treated as a partnership for federal income tax purposes. Vergetech is not an "S corporation" within the meaning of Section 1361(a) of the Code.

         (i) Section 6038A Compliance. Vergetech has filed all reports and has created and/or retained all records required under Section 6038A of the
         Code with respect to its ownership by and transactions with related parties. Each related foreign person required to maintain records under
         Section 6038A with respect to transactions between Vergetech and the related foreign person has maintained such records. All documents that are required to be created and/or preserved by the related foreign person with respect to transactions with Vergetech are either maintained in the United States or Vergetech is exempt from the record maintenance requirements of Section 6038A with respect to such transactions  under Section 1.6038A-1 of the Treasury Regulations.
         Vergetech is not a party to any record maintenance agreement with the
         Internal Revenue Service with respect to Section 6038A of the Code.
         Each related foreign person that has engaged in  transactions  with
         Vergetech has  authorized  Vergetech to act as its limited agent solely for purposes of Sections 7602, 7603, and 7604 of the Code with  respect to any request  by the Internal Revenue Service to examine records or produce testimony related  to any transaction with Vergetech and each such authorization remains in full force and effect.

3.16 ENVIRONMENTAL MATTERS.

(a) Definitions for purposes of this Agreement:

         (i) "Hazardous Materials" means any hazardous substance,  pollutant, contaminant, flammable explosive, radioactive  material and hazardous, toxic or dangerous waste and any other chemicals, materials or substances that are identified, defined or regulated pursuant to any
         Hazardous Materials Laws, or the release, discharge or exposure to which is prohibited, limited or regulated by any federal, state or local government under Hazardous  Materials Laws and any petroleum, waste oil and petroleum  by-products, asbestos in any form,  urea formaldehyde and transformers or other equipment that contain levels of polychlorinated biphenyls.

         (ii)  "Hazardous  Materials Laws" means any  federal, state or local statute, law, rule, regulation, ordinance,  code,  binding  policy or rule of common law in effect as of the Closing Date and any judicial or administrative  interpretation  thereof as of the Closing Date including any judicial or administrative order,  consent decree or judgment  relating to the protection of the  environment,  health or safety from the release or disposal of Hazardous Materials including without limitation the Comprehensive Environmental Response,
         Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq.; the Resource  Conservation and Recovery Act, as amended,  42
         U.S.C.  9601 et seq.; the Federal Water Pollution Control Act, as
         amended,  33 U.S.C.  1251 et seq.;  the Toxic  Substances  Control Act,
         15 U.S.C.  2601 et seq.;  the Clean Air Act, 42 U.S.C.  7401 et seq.;
         the Safe Drinking  Water Act, 42 U.S.C.  300f et seq.; the Oil
         Pollution  Act of 1990,  33 U.S.C.  2701 et seq. and their state and local  counterparts  and equivalents.

         (iii)  "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notice of noncompliance or violation, investigations  or proceedings relating to any Hazardous Materials Law or any permit issued under any such Law  ("Claims") including without limitation  (a)
         any and all Claims by governmental or regulatory authorities  for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Hazardous Materials Law and (b) any and all Claims by any third  party  seeking  damages,  contribution, indemnification,  cost recovery,  compensation or injunctive relief resulting from Hazardous  Materials or arising from alleged  injury or threat of injury to health,  safety or other environment from release or disposal of Hazardous Materials.

(b) Vergetech is in compliance in all material respects with all Hazardous
Material Laws and the requirements of all environmental permits required for the handling, use, storage and disposition of Hazardous Materials.

(c) There are no pending or threatened Environmental Claims against Vergetech or any property of Vergetech.

(d) There are no facts, circumstances, conditions or occurrences regarding
Vergetech, its operations or property that could reasonably be anticipated to form the basis of an Environmental Claim against Vergetech.

3.17 CONTRACTS.

The Vergetech Disclosure Schedule contains a complete list of every material contract of Vergetech that (i) is made with any officer, director or stockholder of Vergetech or with any affiliate or relative of any such officer, director or stockholder, (ii) is a contract of employment, (iii) is made with any labor union, or other labor organization, (iv) is a bank loan or other credit agreement, (v) other than outstanding purchase orders, requires, individually, annual payments of more than $10,000 or aggregate payments over the life of the contract of more than $50,000, (vi) is for a remaining term of more than one year and is not cancelable as to all its provisions upon 60 days or less notice without payment of any material penalty or (vii) is entered into other than in the ordinary course of business. Vergetech will promptly make available to IPVC upon request true copies of each contract so listed. Vergetech and each of the other parties to the contracts set forth in the Vergetech Disclosure Schedule have in all material respects performed all their material obligations under such contracts and no event has occurred that would give any party the right to terminate or otherwise fail to perform its obligations under the contracts.

3.18 ACCOUNTS RECEIVABLE.

Unless otherwise stated in the Vergetech Disclosure Schedule, the accounts receivable reflected in the Unaudited Interim Balance Sheet represent sales actually made in the ordinary course of business and have been properly reported, net of any reserves shown on the books of Vergetech, all in accordance with the past practices of Vergetech, consistently applied.

3.19 CUSTOMERS AND SUPPLIERS.

(a) The Vergetech Disclosure Schedule lists its five largest customers in the most recent fiscal year. Unless otherwise stated in the Vergetech Disclosure
Schedule, since September 30, 2001 there has been no material adverse change in the business relationship of Vergetech with any such customer.

(b) The Vergetech Disclosure Schedule contains exemplars of each of the forms of contracts executed by Vergetech customers. Unless otherwise stated in the
Vergetech Disclosure Schedule, all contracts with Vergetech's customers have been made using such exemplars.

3.20 BANK ACCOUNTS.

The Vergetech Disclosure Schedule sets forth the names and locations of all banks, trust companies, brokerage firms or other financial institutions at which
Vergetech maintains an account and the name of each person authorized to draw thereon or make withdrawals therefrom.

3.21 TITLE TO PROPERTIES; ENCUMBRANCES.

Unless otherwise stated in the Vergetech Disclosure Schedule, Vergetech has good title to its material properties and assets (real and personal, tangible and intangible) owned by it (and good leasehold title to the material properties and assets leased by it) including without limitation the material properties and assets reflected in the Financial Statements, subject to no encumbrance, lien, charge or other restriction of any kind or character ("Encumbrances"), except for (i) Encumbrances reflected in the Unaudited Interim Balance Sheet, (ii)
Encumbrances for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, (iii) Encumbrances arising by operation of law, (iv) easements, rights-of-way, restrictions and other similar Encumbrances previously incurred in the ordinary course of business that in respect of properties or assets of Vergetech are not material and that in the case of such
Encumbrances on the assets or properties of Vergetech would not reasonably be expected to materially detract from the value of any such properties or assets or materially interfere with any present use of such properties or assets and
(v)Encumbrances in existence on the Closing Date and described in the Vergetech
Disclosure Schedule.

3.22 COMPENSATION OF EMPLOYEES.

Vergetech has provided IPVC with an accurate and complete list for fiscal year
2001 showing (i) the names of all Vergetech employees and (ii) the present salary or hourly wage (including without limitation salary, commission and bonus) and fringe benefits (excluding Listed Plans set forth in the Vergetech
Disclosure Schedule) of each such person.

3.23 TAX STATUS OF REORGANIZATION.

(a) The liabilities of Vergetech, if any, to be assumed by IPVC in the Merger and the liabilities to which the transferred assets of Vergetech are subject, if any, were incurred by Vergetech in the ordinary course of business.

(b) Vergetech and each of its shareholders will pay any of their own expenses incurred in connection with the Merger.

(c) The fair market value of the assets of Vergetech to be transferred to IPVC in the Merger will equal or exceed the sum of Vergetech's liabilities assumed by
IPVC plus the amount of Vergetech's liabilities, if any, to which the transferred assets are subject.

(d) Vergetech is not under the jurisdiction of a court in a "title 11 or similar case," within the meaning of Section 368(a)(3)(A) of the Code.

                ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF IPVC

IPVC represents and warrants the following to Vergetech as of the effective date hereof and as of the Closing Date unless otherwise stated in the IPVC Disclosure
Schedule:

4.1 DUE INCORPORATION; REQUISITE POWER AND AUTHORITY.

IPVC is a corporation duly organized, validly existing and in good standing under the laws of Nevada. IPVC has all requisite power and authority to execute and deliver this Agreement and to perform all transactions contemplated by this
Agreement. The execution and delivery of this Agreement by IPVC and the consummation of the transactions contemplated by this Agreement have been duly authorized and approved by all necessary corporate and shareholder action and this Agreement constitutes a valid and binding obligation of IPVC enforceable in accordance with its terms.

4.2 DUE ORGANIZATION OF IPVC.

IPVC:

(a)      Is duly organized, validly existing and in good standing in Nevada,

(b)      Is duly qualified to do business in and is in good standing  under the laws of every jurisdiction where it is required to be so  qualified, except where the financial condition or results of  operations, and

(c)      Has all requisite corporate power and authority to own or lease and to operate its  properties and carry on its business.

4.3 REQUISITE CONSENTS; NONVIOLATION.

The execution and delivery of this Agreement by IPVC does not, and the performance of this Agreement by IPVC will not:

(a)      Violate or conflict with (i) the provisions of the Articles of
         Incorporation  or Bylaws of IPVC, (ii) any applicable  law, rule or regulation or (iii) any order, writ,  njunction or decree by which IPVC is bound;

(b)      Unless otherwise stated in this Agreement, require the consent, license, permit, approval, authorization or other  action by or with respect to, any governmental person or entity (except such  approvals,  permits or filings as may be required to comply with applicable state securities laws); or

(c)      Constitute a default under, violate or conflict with any material contract, note, lease or mortgage to which IPVC is a party.

4.4 IPVC SHARES.

The IPVC Shares to be issued to Vergetech shareholders pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable, and the issuance to Vergetech shareholders will be exempt from the registration requirements of the Securities Act of 1933 and will be exempt or if necessary registered or qualified under applicable state securities laws.

4.5 CAPITALIZATION.

The authorized capital stock of IPVC is set forth in its latest Forms 10-KSB and
10-QSB that are incorporated by reference to this Agreement (which, together with all other SEC filings made by IPVC under the Securities Act of 1933 or the
Securities Exchange Act of 1934, shall be referred to herein as "the SEC
Reports"). Unless otherwise stated in the SEC Reports, IPVC has no outstanding obligations, understandings or commitments regarding the issuance of any additional shares of its stock or other securities or any options, rights, warrants or securities exercisable for or convertible into such shares. Common shares of IPVC have no preemptive rights. All issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable .

4.6 FINANCIAL STATEMENTS.

IPVC has provided to Vergetech the requisite Financial Statements and notes
(collectively, "Financial Statements") by way of the SEC Reports. Unless
otherwise stated in the SEC Reports, IPVC has no material liabilities except those reflected or reserved against in the Financial Statements and current liabilities incurred by IPVC in the ordinary course of business since the date thereof.

4.7 NO MATERIAL CHANGES.

Except as otherwise set forth in the IPVC Disclosure Schedule, since September
30, 2001 there has been no:

(a)      Damage, destruction or loss (whether or not covered by insurance)
         materially and adversely affecting the business, financial condition or results of operations;

(b)      Labor dispute materially and adversely affecting the business, financial condition  or results of operations;

(c)      Disposition of a capital asset having a net book value in excess of
         $15,000;

(d)      Discharge or satisfaction of an obligation or liability  other than in the ordinary course of business; or

(e)      Material adverse change in the business, financial condition or results of operations.

4.8 UNDISCLOSED LIABILITIES.

IPVC has no material liabilities or obligations (whether absolute, contingent or otherwise) except:

(a)      Those reflected, reserved against or otherwise  disclosed in the 10-KSB or 10-QSB and not heretofore paid or discharged,

(b)      Those disclosed in the IPVC Disclosure Schedule, or

(c)      Those  incurred in, or as a result of, the  ordinary  course of business  since the date of the  Financial Statements.

4.9 LITIGATION.

Unless otherwise stated in the SEC Reports or the IPVC Disclosure Schedule, there is no pending or threatened action, suit, arbitration proceeding or investigation in any court or before any governmental commission or agency against IPVC that would have a material adverse effect upon its business, financial condition or results of operations. There is no order, judgment or decree of any court or governmental authority or agency that specifically applies to IPVC that would have a material adverse effect on its business, financial condition or results of operations.

4.10 PATENT, TRADEMARK AND RELATED MATTERS.

All of the material patents, registered trademarks, service marks and trade names owned by IPVC and all material license agreements in which IPVC is the licensee, at the date of this Agreement are set forth in the SEC Reports or in the IPVC Disclosure Schedule. Except to the extent, if any, set forth in the
IPVC Disclosure Schedule, such patents, trademarks, service marks, trade names and licenses (collectively, the "Intellectual Property") are, to IPVC's knowledge, valid and in full force and are adequate to permit IPVC to conduct its business as presently conducted, except to the extent that such failure to be valid and in full force would not have a material adverse effect on the business, financial condition or results of operations of IPVC, and IPVC has received no written notice of any event, inquiry or investigation threatening the validity of the Intellectual Property.

4.11 CONTRACTS.

Unless stated in the IPVC Disclosure Schedule, the SEC Reports disclose every material contract of IPVC that (i) is made with any officer, director or stockholder of IPVC, or with any affiliate or relative of any such officer, director or stockholder, (ii) is a contract of employment, (iii) is made with any labor union, or other labor organization, (iv) is a bank loan or other credit agreement, (v) other than outstanding purchase orders, requires, individually, annual payments of more than $10,000 or aggregate payments over the life of the contract of more than $50,000, (vi) is for a remaining term of more than one year and is not cancelable as to all its provisions upon 60 days or less notice without payment of any material penalty, or (vii) is entered into other than in the ordinary course of business. IPVC has made or will promptly make available to Vergetech upon request true copies of each contract so listed.
IPVC and each of the other parties to said contracts have in all material respects performed all material obligations required to be performed by them under such contracts and no event has occurred which would give any other party to any such contract the right to terminate or otherwise fail to perform its obligations under the contracts.

4.12 REGISTRATION RIGHTS.

Unless otherwise stated in the SEC Reports, IPVC is not under any contractual obligation to register any of its securities in compliance with the Securities
Act of 1933.

4.13 RELATED-PARTY TRANSACTIONS.

Unless otherwise stated in the SEC Reports, no IPVC employee, officer, or director or member of his or her immediate family is indebted to IPVC nor is
IPVC indebted (or committed to make loans or extend or guarantee credit) to any of them. None of such persons has a direct or indirect ownership interest in an entity that is affiliated with, has a business relationship with or competes with IPVC, except that they may own stock in publicly traded companies that may compete with IPVC. No member of the immediate family of an IPVC officer or director directly or indirectly is interested in a material contract with IPVC.

              ARTICLE 5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations, warranties and indemnities in this Agreement or in other document delivered pursuant to this Agreement will survive the Closing Date for a period of eighteen months. A party may make a claim under this article only if written notice of the claim is delivered to the other party within that eighteen-month period unless the claim is primarily based on fraud.

                        ARTICLE 6. COVENANTS OF VERGETECH

6.1 ACCESS AND INVESTIGATION.

In the period of time between the effective date hereof and the Closing
("Pre-Closing Period"), Vergetech shall provide IPVC and its representatives free and complete access to its representatives, personnel, premises, assets, books, records, Tax Returns, work papers and other documents and information.

6.2 OPERATION OF BUSINESS.

During the Preclosing Period:

(a)      Vergetech shall conduct its  operations  exclusively  in the ordinary course of business and in the same manner as such operations have been conducted prior to the date of this Agreement;

(b)      Vergetech shall preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and all other persons or entities having business relationships with Vergetech.

6.3 FINAL TAX RETURNS.

Vergetech shall prepare, timely file and pay amounts owed with respect to all
Income Tax Returns not already filed for Vergetech for all tax periods that end on or before the Closing Date and shall prepare on a pro forma basis all tax returns for the interim period from September 30, 2001 until the Closing ("Final
Returns").

6.4 FEDERAL INCOME TAX REPORTING.

Vergetech shall report the Merger as a "reorganization" under Code Section
368(a). IPVC shall not be liable for any adverse consequences suffered by
Vergetech shareholders if the Merger fails to qualify as a reorganization.

6.5 EXCLUSIVITY.

During the Pre-Closing Period, Vergetech shall not directly or indirectly (i)
solicit or encourage any inquiry, proposal or offer from any person or entity relating to an acquisition of Vergetech or any of its assets or (ii) conduct any negotiations relating to such acquisition.

                           ARTICLE 7. COVENANT OF IPVC

7.1 TAX FREE REORGANIZATION.

IPVC agrees to report the Merger as reorganization within the meaning of Section
368(a) of the Code.

                      ARTICLE 8. CLOSING CONDITIONS OF IPVC

IPVC's  obligations to effect the Closing and consummate  the Merger are subject to  satisfaction  of the following conditions:

(a)      Vergetech's representations and warranties in this Agreement shall have been true and correct on the effective date of this Agreement and on the Closing Date.

(b)      Vergetech shall have performed all its pre-closing obligations under this Agreement.

(c)      The parties shall have agreed that an adequate amount of committed financing will become  unconditionally available to IPVC immediately upon the merger.

                   ARTICLE 9. CLOSING CONDITIONS OF VERGETECH

Vergetech's obligations to effect the Closing and consummate the Merger are subject to satisfaction of the following conditions:

(a)      IPVC directors shall have executed a Written Consent with regard to the resignation  and appointment of directors upon the merger.

(b)      IPVC  representations  and  warranties shall have been true and correct as of the effective  date of this Agreement and the Closing Date.

(c)      IPVC shall have performed all its pre-closing obligations under this
         Agreement.

                         ARTICLE 10. FURTHER ASSURANCES

Each party will from time to time after the effective date of this Agreement execute and deliver such other certificates, documents and instruments and take such other action as may reasonably be requested by the other party to carry out the actions and transactions contemplated by this Agreement.

                           ARTICLE 11. INDEMNIFICATION

11.1 INDEMNIFICATION RIGHT

If a party (i) breaches any of its representations and warranties in this
Agreement or (ii) fails to perform or comply with any of the covenants and agreements in this Agreement ("Breaching Party") and (iii) the other party receives a claim resulting from the Breach and (iv) makes a written demand for indemnification against the Breaching party, the Breaching party shall indemnify the other party ("Indemnified Party") from and against any Losses incurred or paid to the extent such Losses arise or result from a Breach.

"Losses" means all damages, awards, judgments, payments, diminutions in value, all interest thereon, costs and expenses of investigating claims, lawsuits or arbitrations and any appeals therefrom and reasonable attorneys fees incurred in connection therewith.

Losses must exceed $50,000 in order for these Indemnification provisions to apply. If Losses exceed $50,000, the Breaching Party is responsible for the entire amount of the Losses.

11.2 NOTIFICATION OF CLAIMS

If the Indemnified Party reasonably believes it is entitled to indemnification and receives notice of a Third-Party Claim, the Indemnified Party promptly shall give the Breaching Party written notice of the Third-Party Claim and the
Indemnification Claim. An Indemnification Claim must be brought within the survival period in Article 5 or it is barred. Failure to deliver notice of an
Indemnity Claim to the Breaching Party within 20 days after receipt of the
Third-Party Claim by the Indemnified Party shall bar the Indemnity Claim. The
Breaching Party shall have 20 days thereafter to notify the Indemnified Party of its decision to deny the Indemnification Claim; otherwise, the Breaching Party accepts the Indemnification Claim.

11.3 RESOLUTION OF CLAIMS

If the Breaching party accepts the Indemnification Claim, it shall proceed with the defense of the Third-Party Claim and shall inform the Indemnified Party of all material developments in the proceedings. The Indemnified Party shall have a right to be present at all events related to the Third-Party Claim and must consent to the resolution of the Third-Party Claim, which consent shall not unreasonably be withheld.

11.4 LIMITATION OF LIABILITY; EXCLUSIVE REMEDY

     (a) The maximum obligation of either party to indemnify the other is the fair  market  value of the IPVC common shares as of the closing issued to Vergetech shareholders.

     (b) The  provisions of Article 11 hereof shall be the exclusive  remedy of
         IPVC and Vergetech  with respect to the transactions contemplated by this Agreement.

11.5. REMEDY AFTER MERGER

Because Vergetech will cease to exist upon the merger, indemnified losses post-merger (1) caused by IPVC as the Breaching Party will be compensated by the issuance of IPVC shares equal to the value of the losses to those who were
Vergetech shareholders immediately pre-merger, and (2) caused by Vergetech as the Breaching Party will be compensated by the issuance of IPVC shares equal to the value of the losses to those who were IPVC shareholders immediately pre-merger. If (1) or (2) hereof is impractical due to legal or expense reasons,
IPVC shall compensate the non-breaching party for its losses in a fair manner.

                 ARTICLE 12. RESTRICTIONS ON IPVC COMMON SHARES

Each certificate representing Merger Consideration shares shall be endorsed with language similar to the following:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE
         SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE
         REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE
         IS MADE IN ACCORDANCE  WITH RULE 144 OR ITS  SUCCESSOR  RULE UNDER THE
         ACT,  OR IPVC  RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IPVC THAT
         EXEMPTIONS  FROM SUCH  REGISTRATION  AND FROM THE PROVISIONS OF ANY
         APPLICABLE STATE "BLUE SKY" LAWS ARE AVAILABLE.

                           ARTICLE 13. MISCELLANEOUS

13.1 EXPENSES.

IPVC and Vergetech shall bear their own expenses incurred in connection with negotiation and consummation of the transactions contemplated by this Agreement.

13.2 ENTIRE AGREEMENT.

This Agreement and its attachments are the entire agreement of the parties and supersede any prior written or oral agreements between them concerning the subject matter contained herein. All representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter contained herein are fully expressed herein. The attachments to this
Agreement are incorporated herein by this reference and constitute a part of this Agreement.

13.3 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS.

Prior to the Closing Date, neither IPVC nor Vergetech shall issue any press release or make any public announcement concerning the matters set forth in this
Agreement (other than as required by applicable disclosure rules or regulations)
without the consent of the other party. IPVC and Vergetech will cooperate jointly to prepare and issue any press release that announces the closing of the transactions contemplated by this Agreement.

13.4 COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

13.5 DESCRIPTIVE HEADINGS.

The Article and Section headings in this Agreement are for convenience only and shall not affect the meanings or construction of any provision of this
Agreement.

13.6 NOTICES.

Notices under this Agreement shall be sent by any means by which delivery is verified to the addresses set forth next to the parties' signatures below.

13.7 CHOICE OF LAW

Arizona law shall govern this Agreement without regard to principles of conflicts of laws.

13.8 BINDING EFFECT; BENEFITS

This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any other person any rights, remedies, obligations or liabilities under or by reason of this Agreement.

13.9 ASSIGNABILITY

Neither party may assign this Agreement or any rights hereunder without the prior written consent of the other party and any attempted assignment without such consent shall be void.

13.10 WAIVER AND AMENDMENT

A party may waive any part of this Agreement that benefits it. Waiver of one breach is not waiver of a subsequent breach. The parties may amend this
Agreement in any respect by mutual agreement in writing.

13.11 ARBITRATION.

The parties shall resolve all disputes by negotiation and failing that by binding arbitration in Arizona under the rules of the American Arbitration
Association. Arbitration must be commenced within one year of the time that the matter arose or the claim is barred. The party initiating arbitration must advance the costs of arbitration and the prevailing party may seek reimbursement for its costs, fees and expensed from the other party. No punitive or other damages may be awarded. Arbitration awards are final and enforceable in any court of competent jurisdiction.

13.12. NO THIRD PARTY BENEFICIARIES

Except for Section 11.5 hereof, no third party is intended to nor may benefit in any way from this Agreement or the transactions it contemplates.

IN WITNESS WHEREOF, the parties have executed this Agreement.

VERGETECH, INC.

By: ___PHILIP VERGES______________________

Print name and title: _____PHILIP VERGES______

CEO______________________________________
IPVOICE COMMUNICATIONS, INC. By: JAMES HOWSON_________________________ Print name and title: ___JAMES HOWSON_________ CEO and CHAIRMAN______________________